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                                                                      EXHIBIT 99

                            RIVERWOOD HOLDING, INC.

           RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA

                           (IN THOUSANDS OF DOLLARS)

                                                   COATED     CONTAINER-
                                                   BOARD        BOARD       CORPORATE     TOTAL
                                                  --------    ----------    ---------    --------
FIRST QUARTER 2000:
  Income (Loss) from Operations.................  $ 30,102     $    328     $ (6,334)    $ 24,096
  Add: Depreciation and amortization............    30,832        4,862        1,806       37,500
        Dividends from equity investments.......        --           --          590          590
        Other non-cash charges(A)...............       768           92          990        1,850
                                                  --------     --------     --------     --------
EBITDA(B).......................................  $ 61,702     $  5,282     $ (2,948)    $ 64,036
                                                  ========     ========     ========     ========
SECOND QUARTER 2000:
  Income (Loss) from Operations.................  $ 47,237     $  1,551     $ (5,439)    $ 43,349
  Add: Depreciation and amortization............    32,124        3,614        1,889       37,627
        Dividends from equity investments.......        --           --        1,512        1,512
        Other non-cash charges(A)...............       713          118        1,606        2,437
                                                  --------     --------     --------     --------
EBITDA(B).......................................  $ 80,074     $  5,283     $   (432)    $ 84,925
                                                  ========     ========     ========     ========
THIRD QUARTER 2000:
  Income (Loss) from Operations.................  $ 41,584     $  1,495     $ (5,536)    $ 37,543
  Add: Depreciation and amortization............    32,041        3,979        1,898       37,918
        Dividends from equity investments.......        --           --          696          696
        Other non-cash charges(A)...............     2,993          516          910        4,419
                                                  --------     --------     --------     --------
EBITDA(B).......................................  $ 76,618     $  5,990     $ (2,032)    $ 80,576
                                                  ========     ========     ========     ========
FOURTH QUARTER 2000:
  Income (Loss) from Operations.................  $ 42,449     $  1,809       71,243      115,501
  Add: Depreciation and amortization............    28,896        4,797       (3,197)      30,496
        Dividends from equity investments.......        --           --        2,285        2,285
        Other non-cash charges(A)...............    (3,700)      (2,643)     (71,442)     (77,785)
                                                  --------     --------     --------     --------
EBITDA(B).......................................  $ 67,645     $  3,963     $ (1,111)    $ 70,497
                                                  ========     ========     ========     ========
YEAR ENDED DECEMBER 31, 2000:
  Income (Loss) from Operations.................  $161,372     $  5,183     $ 53,934     $220,489
  Add: Depreciation and amortization............   123,893       17,252        2,396      143,541
        Dividends from equity investments.......        --           --        5,083        5,083
        Other non-cash charges(A)...............       774       (1,917)     (67,936)     (69,079)
                                                  --------     --------     --------     --------
EBITDA(B).......................................  $286,039     $ 20,518     $ (6,523)    $300,034
                                                  ========     ========     ========     ========

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                            RIVERWOOD HOLDING, INC.

    RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA -- (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

                                                   COATED     CONTAINER-
                                                   BOARD        BOARD       CORPORATE     TOTAL
                                                  --------    ----------    ---------    --------
FIRST QUARTER 1999:
Income (Loss) from Operations...................  $ 29,769     $ (7,448)    $ (3,450)    $ 18,871
Add: Depreciation and amortization..............    30,197        4,915          139       35,251
Dividends from equity investments...............        --           --           --           --
Other non-cash charges(A).......................      (173)         103        1,637        1,567
                                                  --------     --------     --------     --------
EBITDA(B).......................................  $ 59,793     $ (2,430)    $ (1,674)    $ 55,689
                                                  ========     ========     ========     ========
SECOND QUARTER 1999:
  Income (Loss) from Operations.................  $ 43,537     $ (3,886)    $ (4,397)    $ 35,254
  Add: Depreciation and amortization............    30,910        3,467        1,051       35,428
        Dividends from equity investments.......        --           --          885          885
        Other non-cash charges(A)...............     1,025          103          820        1,948
                                                  --------     --------     --------     --------
EBITDA(B).......................................  $ 75,472     $   (316)    $ (1,641)    $ 73,515
                                                  ========     ========     ========     ========
THIRD QUARTER 1999:
  Income (Loss) from Operations.................  $ 36,977     $ (1,009)    $ (4,235)    $ 31,733
  Add: Depreciation and amortization............    30,907        4,336        1,050       36,293
        Dividends from equity investments.......        --           --        1,873        1,873
        Other non-cash charges(A)...............      (836)          98        1,436          698
                                                  --------     --------     --------     --------
EBITDA(B).......................................  $ 67,048     $  3,425     $    124     $ 70,597
                                                  ========     ========     ========     ========
FOURTH QUARTER 1999:
  Income (Loss) from Operations.................  $ 41,170     $  2,108     $ (8,673)    $ 34,605
  Add: Depreciation and amortization............    28,977        5,350        1,298       35,625
        Dividends from equity investments.......       800           --          957        1,757
        Other non-cash charges(A)...............    (3,751)      (1,137)       6,575        1,687
                                                  --------     --------     --------     --------
EBITDA(B).......................................  $ 67,196     $  6,321     $    157     $ 73,674
                                                  ========     ========     ========     ========
YEAR ENDED DECEMBER 31, 1999:
  Income (Loss) from Operations.................  $151,453     $(10,235)    $(20,755)    $120,463
  Add: Depreciation and amortization............   120,991       18,068        3,538      142,597
        Dividends from equity investments.......       800           --        3,715        4,515
        Other non-cash charges(A)...............    (3,735)        (833)      10,468        5,900
                                                  --------     --------     --------     --------
EBITDA(B).......................................  $269,509     $  7,000     $ (3,034)    $273,475
                                                  ========     ========     ========     ========

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
                            RIVERWOOD HOLDING, INC.

    RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA -- (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

                                                   COATED     CONTAINER-
                                                   BOARD        BOARD       CORPORATE     TOTAL
                                                  --------    ----------    ---------    --------
FIRST QUARTER 1998:
  Income (Loss) from Operations.................  $ 16,572     $ (4,620)    $ (4,706)    $  7,246
  Add: Depreciation and amortization............    30,111        4,789          286       35,186
        Dividends from equity investments.......        --           --          618          618
        Other non-cash charges(A)...............     1,328          286        1,624        3,238
                                                  --------     --------     --------     --------
EBITDA(B).......................................  $ 48,011     $    455     $ (2,178)    $ 46,288
                                                  ========     ========     ========     ========
SECOND QUARTER 1998:
  Income (Loss) from Operations.................  $ 17,398     $ (2,711)    $ (4,380)    $ 10,307
  Add: Depreciation and amortization............    32,723        2,687          244       35,654
        Dividends from equity investments.......        --           --          994          994
        Other non-cash charges(A)...............    15,062          465        1,144       16,671
                                                  --------     --------     --------     --------
EBITDA(B).......................................  $ 65,183     $    441     $ (1,998)    $ 63,626
                                                  ========     ========     ========     ========
THIRD QUARTER 1998:
  Income (Loss) from Operations.................  $ 35,169     $ (4,482)    $ (4,112)    $ 26,575
  Add: Depreciation and amortization............    31,557        3,874         (925)      34,506
        Dividends from equity investments.......        --           --          915          915
        Other non-cash charges(A)...............     1,894          375        2,321        4,590
                                                  --------     --------     --------     --------
EBITDA(B).......................................  $ 68,620     $   (233)    $ (1,801)    $ 66,586
                                                  ========     ========     ========     ========
FOURTH QUARTER 1998:
Income (Loss) from Operations...................  $  9,613     $(11,869)    $(14,194)    $(16,450)
  Add: Depreciation and amortization............    35,977        5,054          138       41,169
        Dividends from equity investments.......       700           --        3,736        4,436
        Other non-cash charges(A)...............    (2,913)      (2,813)       3,529       (2,197)
                                                  --------     --------     --------     --------
EBITDA(B).......................................  $ 43,377     $ (9,628)    $ (6,791)    $ 26,958
                                                  ========     ========     ========     ========
YEAR ENDED DECEMBER 31, 1998:
  Income (Loss) from Operations.................  $ 78,752     $(23,682)    $(27,392)    $ 27,678
  Add: Depreciation and amortization............   130,368       16,404         (257)     146,515
        Dividends from equity investments.......       700           --        6,263        6,963
        Other non-cash charges(A)...............    15,371       (1,687)       8,618       22,302
                                                  --------     --------     --------     --------
EBITDA(B).......................................  $225,191     $ (8,965)    $(12,768)    $203,458
                                                  ========     ========     ========     ========

---------------
Notes:

(A) Other non-cash charges include non-cash charges for LIFO accounting, pension, postretirement and postemployment benefits, and amortization of premiums on hedging contracts deducted in determining net income.

(B) EBITDA is defined as consolidated net income (exclusive of non-cash charges resulting from purchase accounting during the periods subsequent to the Merger) before consolidated interest expense, consolidated income taxes, consolidated depreciation and amortization, and other non-cash charges deducted in determining consolidated net income, extraordinary items and the cumulative effect of accounting changes and earnings of, but including dividends from, non-controlled affiliates. The Company believes that EDITDA provides useful information regarding the Company's debt service ability, but should not be considered in isolation or as a substitute for the Condensed Consolidated Statements of Operations or cash flow data.

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